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FOR IMMEDIATE RELEASE

CONTACT:          Erich Stegich
                  Director of Communications
                  Telephone:  (631) 951-7209
                  Fax: (631) 951-7955
                  Email: estegich@mecnet.com


MANCHESTER TECHNOLOGIES, INC. ANNOUNCES RESIGNATION OF ROBERT J. VALENTINE FROM ITS BOARD OF DIRECTORS; ELECTION OF DR. YACOV A. SHAMASH TO FILL VACANCY

HAUPPAUGE, NEW YORK - December 19, 2003 - Manchester Technologies,  Inc. (NASDAQ
NM: MANC), a leading computer and network solutions provider and display technology distributor, announced today that Robert J. "Bobby" Valentine has resigned from it Board of Directors, and the Board has elected Dr. Yacov Shamash to fill the vacancy that was created by Mr. Valentine's resignation. Dr. Shamash is the Dean of the College of Engineering and Applied Sciences at the State University of New York campus at Stony Brook.

"We are sorry that Mr. Valentine's new position in Japan has resulted in his having to resign from our Board. His presence and contributions will be missed, and we wish him the best of luck as Manager of the Lotte Marines Japanese baseball team," said Barry Steinberg, CEO of Manchester. "However, we are extremely pleased and fortunate to have Dr. Shamash join our Board," continued Mr. Steinberg. "Dr. Shamash has a very strong technology background, is a director of other successful technology companies and we look forward to benefiting from the insight he will bring to our Board."

Prior to joining SUNY Stony Brook in 1992, Dr. Shamash served as the Chairman of the Electrical and Computer Engineering Department at Washington State University and developed and directed the National Science Foundation Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits. Dr. Shamash is a member of the Board of Directors of Key Tronic Corporation and American Medical Alert Corp. He also serves on the Boards of numerous not-for-profit organizations, such as the Long Island High Technology Incubator (LIHTI), the Long Island Forum for Technology (LIFT) and the Long Island Software Technology Network (LISTnet).

Dr. Shamash received his undergraduate and graduate degrees from Imperial College of Science and Technology in London, England, and has authored over 110 technical publications.


About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, display technology, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, enterprise and Internet solutions. Manchester offers its customers single-source solutions customized to their information systems needs by integrating its analysis, design and implementation services with hardware, software, networking products and peripherals from leading vendors. In addition, Manchester offers a complete line of products and peripherals for customers' display technology requirements. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com


Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, the risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2003, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.